Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113500 and

333-127859) and Form S-8 (Nos. 333-131416, 333-119607, 333-105842, 333-49852, 333-49856, 333-97523, and 333-97527)

of Dyax Corp. of our report dated March 3, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and of our report dated March 3, 2006 relating to the financial statements of Dyax-Genzyme LLC, which appear in this

Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 3, 2006